Exhibit 4.1



                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                      METROMEDIA INTERNATIONAL GROUP, INC.

                                   as Issuer,


                                       and


         U.S. BANK NATIONAL ASSOCIATION (f/k/a U.S. BANK TRUST NATIONAL
                  ASSOCIATION), a national banking association

                                   as Trustee

                                 --------------

                                  June 14, 2005

                                 --------------



                     10 1/2% Senior Discount Notes due 2007

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                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

         This First Supplemental Indenture, dated as of June 14, 2005 (this "First Supplemental Indenture"), between Metromedia International Group, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), a national banking association, as trustee (the "Trustee"). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of September 30, 1999 (the "Original Indenture"), providing for the issuance of $210,631,376 aggregate principal amount of the Company's 10 1/2% Senior Discount Notes due 2007 (the "Notes"), with an aggregate principal amount outstanding as of the date first written above of approximately $152,000,000;

         WHEREAS, Section 9.2 of the Original Indenture provides that, with the consent of the Holder(s) of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes voting as a single class, the Company and the Trustee may amend the Original Indenture to waive certain existing Defaults or an Event of Default;

         WHEREAS, the Company has failed to failed to timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("2004 Form 10-K") as required by Section 4.3 of the Original Indenture and applicable provisions of the Exchange Act;

         WHEREAS, the Company has failed to deliver to the Trustee the Officers' Certificate within 90 days after the end of the December 31, 2004 fiscal year as required pursuant to Section 4.4(a) of the Original Indenture (the "Officers' Certificate") and the written statement of the Company's independent public accountants required to accompany the 2005 Form 10-K pursuant to Section 4.4(b) of the Original Indenture (the "CPA Statement");

         WHEREAS, the Company has received an executed waiver from Holders of Notes in an aggregate principal amount at Stated Maturity of $125,454,392 representing approximately 82.5% of the outstanding principal amount of the Notes at Stated Maturity as of the execution date of the waiver, a copy of which is attached hereto as Annex A, pursuant to which the Holders waived until July 15, 2005 the Defaults or Event of Default that have arisen or may arise under the Original Indenture as a result of a failure by the Company to (a) timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2004 Form 10-K and (b) deliver to the Trustee the Officers' Certificate and the CPA Statement;

         WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the First Supplemental Indenture has been duly taken; and

         NOW, THEREFORE, to comply with the provisions of the Original Indenture and in consideration of the above premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01 This First Supplemental Indenture is supplemental to the Original Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Original Indenture for any and all purposes.

         Section 1.02 This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company and the Trustee.

                                    ARTICLE 2

         Section 2.01 The Company and the Trustee hereby acknowledge and agree that the following proviso shall be added to the end of Section 6.1(v) of the Original Indenture:

     "provided, however, that the failure of the Company to comply with Sections
     4.3 and 4.4 hereof or ss.314 of the Trust Indenture Act as a result of the failure to (a) timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2005 Form 10-K") or (b) deliver to the Trustee the Officers' Certificate within 90 days after the end of the December 31, 2004 fiscal year as required pursuant to Section 4.4(a) hereof (the "2005 Officer's Certificate") and the written statement of the Company's independent public accountants required to accompany the 2005 Form 10-K pursuant to Section 4.4(b) hereof (the "2005 CPA Statement") during the period beginning on April 1, 2005 and ending at 11:59 p.m., New York City time on July 15, 2005 shall not constitute an Event of Default; provided, further, that any failure to comply with Sections 4.3 and 4.4 hereof or ss.314 of the Trust Indenture Act as a result of the failure to timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2005 Form 10-K and deliver to the Trustee the 2005 Officers' Certificate and 2005 CPA Statement shall constitute an Event of Default as of 12:00 a.m. New York City time on July 16, 2005 if, on or before 11:59 p.m. New York City time on July 15, 2005 the Company shall have failed to file with the SEC, and furnish the Trustee and the Holders of the Notes with, the 2005 Form 10-K and deliver to the Trustee the 2005 Officers' Certificate and 2005 CPA Statement."

                                    ARTICLE 3

         Section 3.01 Except as specifically modified herein, the Original Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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

         Section 3.03 THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 3.04 This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 3.05 By not later than the close of the Business Day after execution of this First Supplemental Indenture, the Company shall issue a press release describing the material terms of (a) this First Supplemental Indenture, and (b) the waiver obtained from the Holders of Notes in connection with execution of this First Supplemental Indenture.

                            (Signature Pages Follow)






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



         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.


                         METROMEDIA INTERNATIONAL GROUP, INC.



                         By:      /S/ Mark S. Hauf
                                  --------------------------------------------
                                  Name: Mark S. Hauf
                                  Title: President and Chief Executive Officer





                         U.S. BANK NATIONAL ASSOCIATION,
                         a national banking association



                         By:      /S/ Richard Prokosch
                                  --------------------------------------------
                                  Name: Richard Prokosch
                                  Title:Vice President



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